UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 7, 2006
REGENT COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events
SIGNATURES

Section 8 — Other events
Item 8.01 Other events.
     On July 14, 2006, Regent Communications, Inc. entered into a definitive agreement to divest 10 radio stations serving the Redding and Chico, California markets to Mapleton Communications for $17.5 million in cash. The announced transaction includes the following radio station assets: KNNN-FM, KSHA-FM, KRDG-FM, KRRX-FM, KQMS-AM, KNRO-AM, KFMF-FM, KALF-FM, KZAP-FM and KQPT-FM. The transaction is subject to receipt of all required regulatory approvals, which are expected to occur in the fourth quarter of 2006. At the close of the transaction, Regent will no longer have any broadcast assets in California.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2006	REGENT COMMUNICATIONS, INC.

	By:	/s/ ANTHONY A. VASCONCELLOS

Anthony A. Vasconcellos, Executive Vice President and
Chief Financial Officer